VININGS INVESTMENT PROPERTIES TRUST

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           to be held on July 11, 2000
                    ----------------------------------------

     The undersigned hereby constitutes and appoints Peter D. Anzo and Stephanie
A. Reed, and each of them, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all common shares of beneficial interest of Vinings Investment Properties Trust (the "Trust") held of record as of the close of business on May 26, 2000 at the Annual Meeting of Shareholders (the "Annual Meeting") of the Trust to be held at the offices of the Trust at 2839 Paces Ferry Road, Suite 1170, Atlanta, Georgia 30339, at 10:00 a.m. Eastern Time, on July 11, 2000, and at any adjournments or postponements thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted "FOR" the election of the five nominees for Trustees. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees' recommendations need only sign and date this proxy and return it in the enclosed envelope.

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement and the Trust's Annual Report on Form 10-K to shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF
                       VININGS INVESTMENT PROPERTIES TRUST

           Please vote and sign on the other side and return promptly in the enclosed envelope.

                        Do not forget to date your proxy.

     Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title of authority.

--------     -------------------
   X         Please mark vote
             as in this example
--------     -------------------

Proposal 1.  Proposal to elect five  Trustees,  each to serve for a one-year term until the election and qualification of his or her successor.

  Nominees:  Peter D. Anzo, Stephanie A. Reed, John A. Christy, Phill D.
             Greenblatt and Henry Hirsch

------------     ------      ------------     ------  ------------     ------
  FOR                          AGAINST                   FOR ALL
                                                          EXCEPT
------------     ------      ------------     ------  ------------     ------

     If you do not wish your shares voted FOR a particular nominee, mark the FOR ALL EXCEPT box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee(s).

Proposal 2 . In their  discretion,  the Proxies are each  authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


                Please be sure to sign and date this proxy.

                               Date:   _________________________________

                       Signature(s):   _________________________________

                                       _________________________________



                           CHANGE OF   _________________________________
                            ADDRESS?
                                       _________________________________